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                        CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Pre-effective Amendment No. 2 to the Registration Statement of Allmerica Select Separate Account of Allmerica Financial Life Insurance and Annuity Company on Form N-4 of our report dated February 2, 1999, except for paragraph 2 of Note 12, which is as of March 19, 1999, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated March 26, 1999, relating to the financial statements of Allmerica Select Separate Account of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
October 8, 1999